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                                                                      EXHIBIT 17

                               JANUS ASPEN SERIES
                               100 FILLMORE STREET
                           DENVER, COLORADO 80206-4928

                            STRATEGIC VALUE PORTFOLIO

           VOTING INSTRUCTION CARD FOR SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 2003

             THIS VOTING INSTRUCTION IS SOLICITED BY THE TRUSTEES OF
                               JANUS ASPEN SERIES

As of February 10, 2003, the record date, you are entitled to give voting instructions to your insurance company relative to the proposal, as described in the accompanying Prospectus and Proxy Statement, to be voted upon at special meeting of shareholders of the Strategic Value Portfolio of Janus Aspen Series to be held at the offices of Janus Capital Management LLC, 3773 Cherry Creek Drive North, Denver, Colorado 80209, on April 16, 2003, at 10:00 a.m. Mountain Time, for each of your investment positions as represented by the enclosed Voting Instruction Card.

All properly executed voting instructions will be voted as directed herein by the signing contract owner(s). If no direction is given when the duly executed card is returned, such shares will be voted FOR the Proposal. With respect to any other business that may properly come before the meeting, the Trust Officers will vote in accordance with their best judgment. Please date, sign and return promptly.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS.

      THE VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY.

      THE TRUSTEES RECOMMEND A VOTE "FOR" THE PROPOSAL TO:

      Approve an Agreement and Plan of Reorganization providing for the transfer of substantially all the assets and liabilities of the Janus Aspen Series Strategic Value Portfolio in exchange for shares of the Janus Aspen Series Mid Cap Value Portfolio.

                  [ ]  For       [ ]  Against      [ ]  Abstain

The undersigned acknowledges receipt with this Voting Instruction Card of a copy of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement. Your signature(s) on this Voting Instruction Card should be exactly as your name or names appear on this Voting Instruction Card. If your contract is owned jointly, each owner should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.

Dated: ____________________, 2003


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Signature                                        Signature